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      As filed with the Securities and Exchange Commission on June 1, 1999



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

                          Date of Report: May 19, 1999
                        (Date of earliest event reported)



                     SECURITY ASSOCIATES INTERNATIONAL, INC.
             (Exact name of registrant as specified in the charter)

          Delaware                      000-20870                87-0467198
(State or other Jurisdiction      (Commission File No.)         (IRS Employer
      of incorporation)                                      Identification No.)



                  2101 South Arlington Heights Road, Suite 100
                     Arlington Heights, Illinois 60005-4142
                    (Address of Principal Executive Offices)

                                 (847) 956-8650
               (Registrant's telephone number including area code)

                                       n/a
          (Former name or former address, if changed since last report)







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ITEM 5. OTHER EVENTS.

PROBABLE SALE OF SAI OWNED ACCOUNTS

         On May 19, 1999, SAI and Security Alarm Financing Enterprises, Inc.
(SAFE), a leading finance company serving independent alarm dealers, entered into a binding letter of intent whereby SAI will sell its portfolio of approximately 27,000 owned (retail) subscriber accounts to SAFE, an unaffiliated third party. The transaction and purchase price is subject to further due diligence and negotiation. SAI will continue to monitor these accounts and will become SAFE's preferred provider of alarm monitoring services.

         This transaction will allow us to fully concentrate our resources on our primary business of providing wholesale monitoring services to independent alarm dealers. As part of the transaction, SAI and SAFE will form a strategic alliance to provide financing to, and better serve the needs of, independent alarm dealers.

         SAFE, founded in 1988, is one of the largest acquisition and financial services companies serving independent security alarm dealers in the United States. SAFE has customers in 38 states and provides full financial servicing and customer service from its headquarters in San Ramon, California.

         SAI provides wholesale alarm monitoring services to more than 325,000 residences and businesses through recurring revenue contracts with over 2,300 independent security alarm installing and servicing dealers. We operate eight regional UL-listed central monitoring stations strategically located throughout the United States.

         Execution of a definitive agreement is subject to, among other things, due diligence and negotiation of definitive acquisition documents. There can be no assurance that this transaction will be consummated.


                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  Security Associates International, Inc.
                                                (Registrant)

                                  By:  /s/  Daniel S. Zittnan
                                     ------------------------
                                     Daniel S. Zittnan
                                     Vice President, Chief Financial Officer

Date: June 1, 1999


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